EXHIBIT 10.19
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                           SECOND AMENDMENT

                                  to

                      PURCHASE AND SALE AGREEMENT

                                  and

                           ESCROW AGREEMENT




                             by and among




                      The Sellers Defined Herein,


                    Banyan Strategic Realty Trust,


                    Denholtz Management Corporation


                                  and


               Commonwealth Land Title Insurance Company





                          Dated April 9, 2001


















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


            SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                                  AND
                           ESCROW AGREEMENT


     This Second Amendment (this "Second Amendment") to Purchase and Sale Agreement made this 9th day of April, 2001 by and among BSRT University Square L.L.C., an Illinois limited liability company, BSRT Woodcrest Office Park Limited Partnership, an Illinois limited partnership, BSRT Commerce Center L.L.C., an Illinois limited liability company, BSRT Avalon Ridge L.L.C., an Illinois limited liability company, BSRT Technology Park (GA) L.L.C., an Illinois limited liability company, BSRT Johns Creek L.L.C., an Illinois limited liability company, BSRT/M&J Northlake Limited Partnership, an Illinois limited partnership, BSRT Technology Center L.L.C., an Illinois limited liability company, BSRT Fountain Square L.L.C., an Illinois limited liability company, BSRT University Corporation Center L.L.C., an Illinois limited liability company, BSRT Metric Plaza L.L.C., an Illinois limited liability company, BSRT Park Center L.L.C., an Illinois limited liability company, BSRT Sand Lake Tech Center L.L.C., an Illinois limited liability company, BSRT Peachtree Pointe L.L.C., an Illinois limited liability company, BSRT Phoenix Business Park L.L.C., an Illinois limited liability company, BSRT Southlake L.L.C., an Illinois limited liability company, BSRT Avalon Center L.L.C., an Illinois limited liability company, BSRT Airways Plaza L.L.C., an Illinois limited liability company, BSRT Newtown Trust, a Massachusetts business trust, BSRT Lexington Trust, a Massachusetts business trust, BSRT Lexington B Corp., an Illinois corporation, Banyan/Morgan MOC Limited Partnership, an Illinois limited partnership, Banyan/Morgan Willowbrook Limited Partnership, an Illinois limited partnership, Banyan/Morgan Elmhurst L.L.C., an Illinois limited liability company, Banyan/Morgan Wisconsin L.L.C., an Illinois limited liability company, BSRT Riverport Trust, a Massachusetts business trust, BSRT Butterfield Office Plaza L.L.C., an Illinois limited liability company, and Tower Lane Limited Partnership, an Illinois limited partnership, each having an address of c/o Banyan Strategic Realty Trust, 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606 (hereinafter individually referred to as a "Seller" and collectively referred to as the "Sellers"), Banyan Strategic Realty Trust, a Massachusetts business trust having an address at 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606 (hereinafter referred to as "BSRT") and Denholtz Management Corporation, a New Jersey corporation, having an address of c/o Denholtz Associates, 1600 St. Georges Avenue, Rahway, New Jersey 07065, its assignees or nominees (hereinafter referred to as "Buyer").


                            R E C I T A L S
                           ----------------

     Sellers, BSRT and Buyer executed and delivered (i) that certain Purchase and Sale Agreement dated January 8, 2001 (the "P&S Agreement") for the purchase and sale of thirty (30) Properties (as defined in the P&S Agreement), and (ii) together with Commonwealth Land Title Insurance Company (the "Escrow Agent") that certain Escrow Agreement (the "Escrow Agreement") dated January 8, 2001; and

     Sellers, BSRT, Buyer and Escrow Agent executed and delivered that certain First Amendment to the Purchase and Sale Agreement and Escrow Agreement dated March 28, 2001 (the "First Amendment") amending the P&S Agreement to provide that the Due Diligence Date (as defined in the P&S Agreement) is changed from March 30, 2001 to April 9, 2001 and certain other amendments on the terms and conditions set forth therein; and

     Sellers, BSRT, Buyer and Escrow Agent desire to further amend the P&S Agreement, as amended by the First Amendment (collectively hereinafter referred to as the "Contract") and the Escrow Agreement on the terms and conditions hereof.

     Now, therefore, the parties hereto, in consideration of the mutual covenants herein contained, and respectively expressing the intention to be legally bound hereby, covenant and agree to amend the Contract and the Escrow Agreement as follows:


     1. DEFINITIONS. As used in this Second Amendment, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any capitalized term used but not defined in this Second Amendment shall have that meaning ascribed to it in the Contract or the Escrow Agreement (as the case may be).

     "Additional Downpayment" shall have the meaning ascribed to such term in SECTION 4.1(a) herein.

     "Approved Lease" shall have the meaning ascribed to such term in
SECTION 12.1 herein.

     "Bulk Sale Properties" shall mean all of those properties listed on Exhibit A to the P&S Agreement except for the Riverport Property, the Northlake Property and the University Square Property. "Bulk Sale Property" shall mean any one of the Bulk Sale Properties.

     "Bulk Sale Properties Downpayment" shall have the meaning ascribed to such term in SECTION 4.1(a) herein. Any reference in the Contract to the "Downpayment" shall, hereafter, be deemed to refer to the Bulk Sale Properties Downpayment.

     "Contaminated Property" shall have the meaning ascribed to such term in SECTION 7.1(b) herein.

     "Estimated Plan Cost" shall have the meaning ascribed to such term in
SECTION 7.1(a) herein.

     "Firm Financing Commitment" shall mean the written obligation of a lender to provide mortgage financing to Buyer in connection with the acquisition of a Remaining Property or the Bulk Sale Properties (as the case may be) which evidences the payment of a conventional commitment fee on the part of the Buyer, or, if Buyer elects to acquire a Remaining Property subject to the applicable Existing Indebtedness, evidence reasonably satisfactory to the applicable Seller that the holder of such Existing Indebtedness is inclined to consent to such transaction.

     "New Closing Date" shall mean May 11, 2001, provided, however, that Buyer shall have the right to postpone the New Closing Date to June 11, 2001 or any other date between May 11, 2001 and June 11, 2001 as Buyer shall designate in writing, if Buyer certifies to Sellers in writing that the requirements of the holders of the Existing Indebtedness or Buyer's lender(s) cannot be met in time for a May 11th closing.

     "Northlake Closing Date" shall have the meaning ascribed to such term in SECTION 6.2(a)(ii) herein.

     "Northlake Closing Notice" shall have the meaning ascribed to such term in SECTION 6.2(a)(ii) herein.

     "Northlake Property" shall mean Property #10 (Northlake Tower Shopping Center, Atlanta, Georgia) as set forth on Exhibit A to the P&S Agreement.

     "Northlake Put Notice" shall have the meaning ascribed to such term in SECTION 6.2(a)(i) herein.



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     "Phase II Notice" shall have the meaning ascribed to such term in
SECTION 7.1(a) herein.

     "Phase II Studies" shall have the meaning ascribed to such term in
SECTION 7.1 herein.

     "Put Properties" shall mean the Northlake Property and the Riverport Property.

     "Remediation Escrow" shall have the meaning ascribed to such term in
SECTION 7.1(b)(ii) herein.

     "Remaining Properties" shall mean the Riverport Property, the Northlake Property and the University Square Property. "Remaining Property" shall mean any one of the Remaining Properties.

     "Remaining Properties Downpayment" shall have the meaning ascribed to such term in SECTION 4.1(b) herein.

     "Riverport Closing Date" shall have the meaning ascribed to such term in SECTION 6.3(a)(ii) herein.

     "Riverport Closing Notice" shall have the meaning ascribed to such term in SECTION 6.3(a)(ii) herein.

     "Riverport Property" shall mean Property #9 (6901 Riverport Drive, Louisville, Kentucky) as set forth on Exhibit A to the P&S Agreement.

     "Riverport Put Notice" shall have the meaning ascribed to such term in SECTION 6.3(a)(i) herein.

     "University Square Closing Date" shall have the meaning ascribed to such term in SECTION 6.1(b) herein.

     "University Square Property" shall mean Property #7 (Huntsville, Alabama) as set forth on Exhibit A to the P&S Agreement.

     2. EXPIRATION OF DUE DILIGENCE PERIOD. By executing this Second Amendment, the parties to the Contract acknowledge and agree that any rights and obligations accruing to each party under the Contract prior to the Due Diligence Date are hereby terminated, except as may be set forth herein and except as those rights or obligations extend beyond the Due Diligence Date as set forth in the Contract. Notwithstanding the foregoing, Buyer shall have until (a) thirty (30) days after receipt of the Northlake Put Notice to provide Seller with notice of Buyer's desire to assume the Existing Indebtedness in connection with the purchase of the Northlake Property, and (b) thirty (30) days after receipt of the Riverport Put Notice to provide Seller with notice of Buyer's desire to assume the Existing Indebtedness in connection with the purchase of the Riverport Property.

     3. AMENDMENT TO PURCHASE PRICE AND CLOSING DATE. The purchase price which Buyer shall pay to Sellers for Sellers' interests in the Properties is reduced to a total of Two Hundred Twenty-Four Million and no/00 Dollars ($224,000,000.00), as may be further reduced as set forth herein, and allocated as set forth herein.

           3.1 The purchase price with respect to the Bulk Sale Properties is One Hundred Eighty-Five Million Two Hundred Fifty Thousand and no/00 Dollars ($185,250,00.00), and shall be allocated among the Bulk Sale Properties in accordance with Exhibit E to the P&S Agreement. The closing with respect to the Bulk Sale Properties shall occur on the New Closing Date.

           3.2 The purchase prices and closing dates with respect to the Remaining Properties is as follows:

                 (a) for the University Square Property, the purchase price is Ten Million Three Hundred Thousand and no/00 Dollars
($10,300,00.00) and the closing with respect to such Property shall occur on the University Square Closing Date;

                 (b) for the Northlake Property, the purchase price is Twenty-One Million Four Hundred and Fifty Thousand and no/00 Dollars ($21,450,000.00) and the closing with respect to such Property shall occur, if at all, on the Northlake Closing Date; and

                 (c) for the Riverport Property, the purchase price is Seven Million and no/00 Dollars ($7,000,000.00) and the closing with respect to such Property shall occur, if at all, on the Riverport Closing Date.

     4.    AMENDMENT TO THE DOWNPAYMENT.

           4.1 Buyer paid the Initial Downpayment to the Escrow Agent in accordance with the terms of the P&S Agreement. In addition to the Initial Downpayment, Buyer shall be obligated to pay to the Escrow Agent the following downpayments and no other:

                 (a) Seven Hundred Fifty Thousand and no/00 Dollars ($750,000.00) (the "Additional Downpayment" and together with the Initial Downpayment, the "Bulk Sale Properties Downpayment") on the earlier of: (i) April 30, 2001; and (ii) the next business day following Buyer's delivery to Seller of a Firm Financing Commitment for the Bulk Sale Properties; and

                 (b) One Million and no/00 Dollars ($1,000,000.00) (the "Remaining Properties Downpayment") on the New Closing Date.

           4.2 The Bulk Sale Properties Downpayment and the Remaining Properties Downpayment shall be held in escrow by the Escrow Agent in accordance with all of the provisions of the Contract and the Escrow Agreement relating to the Downpayment.


     5. BULK SALE PROPERTIES CLOSING DATE. The closing for the Bulk Sale Properties shall occur on the New Closing Date. Any reference in the Contract to the Closing or the Closing Date with respect to the Bulk Sale Properties shall be deemed to refer to the New Closing Date, and each party's obligations with respect to the Closing Date as set forth in the Contract shall be deemed to be applicable to the New Closing Date except as amended herein. In connection with the closing for the Bulk Sale Properties, all references in the Contract to the "Properties" shall be deemed to refer to the Bulk Sale Properties only.

           5.1 On the New Closing Date, each Seller of a Bulk Sale Property shall be required to deliver to Buyer all of those items set forth in SECTION 9.1 of the P&S Agreement, only to the extent that those items relate to a Bulk Sale Property.

           5.2 On the New Closing Date, Buyer shall pay to Sellers by wire transfer to such account(s) as Sellers shall designate (but in no event more than five (5) such accounts) not less than three business days prior to the New Closing Date, the amount by which the Bulk Sale Properties purchase price exceeds the sum of the Bulk Sale Properties Downpayment and the amount payable to the Escrow Agent pursuant to SECTION 16 of the P&S Agreement, subject to the prorations set forth in SECTION 10 of the P&S Agreement.

     6. REMAINING PROPERTIES. The Remaining Properties Downpayment shall secure Buyer's obligations under this SECTION 6. Buyer's failure to acquire any Remaining Property on the University Square Closing Date, the Northlake Closing Date or the Riverport Closing Date, as the case may be, which failure continues for five (5) business days after the applicable scheduled closing date, shall result in an immediate forfeiture of the Remaining Properties Downpayment, the termination of Buyer's right to purchase the University Square Property.

           6.1.  SALE OF UNIVERSITY SQUARE PROPERTY.

                 (a)  Intentionally omitted.

                 (b) The closing for the University Square Property shall occur on December 19, 2001 (the "University Square Closing Date"). On the University Square Closing Date:

                      (i) Buyer shall deliver to BSRT by wire transfer, to such account(s) as BSRT shall designate not less than three (3) business days prior to the University Square Closing Date, an amount equal to the University Square Property Purchase Price, provided that if the applicable Sellers have prior thereto completed the sale of the Put Properties (whether to Buyer or a Third Party), then Buyer shall deliver the amount by which the University Square Property Purchase Price exceeds the Remaining Properties Downpayment, subject in either event to the prorations set forth in SECTION 10 of the P&S Agreement; and

                      (ii) the applicable Seller shall deliver to Buyer those deliveries set forth in SECTIONS 9.1(a), (d), (e), (f), (g), (i),
(j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (v), (w), (x), (y) and
(z) of the P&S Agreement as they relate to the University Square Property;

                      (iii) on the University Square Closing Date, the Buyer shall deliver to the applicable Seller those deliveries set forth in SECTIONS 9.3(a) and (d) of the P&S Agreement; and

                      (iv) all references in the Contract to the Closing and/or the Closing Date shall be deemed to refer to the University Square Closing Date but only in so far as those references pertain to the University Square Property.

                 (c) With respect to the University Square Property, (i) the provisions of SECTION 7.1(d) of the P&S Agreement shall be inapplicable, (ii) the representations in SECTION 6.2(g) of the P&S Agreement shall be inapplicable, (iii) the inaccuracy of the representations in the following Sections of the P&S Agreement shall not give rise to any termination right on the part of Buyer pursuant to Section 19.1(b)(ii) of the P&S Agreement: the second sentence of Section 6.2(a), the fourth sentence of Section 6.2(a), Sections 6.2(b), (c), (d), (e), (f),
(h), (j), (k), (l), (m), (n), (o), (p) (but only to the extent such action, suit or proceeding does not affect the ability of the applicable Seller to consummate the transactions contemplated hereby), (q), (r), (t), (u), (v) (except with respect to the Property involved, (w), (x) and (dd), and (iv) Buyer acknowledges that the University Square Property is being sold "AS-IS," "WHERE-IS" and "WITH ALL FAULTS" with respect to its physical condition. Buyer shall have no claims against Sellers or BSRT following the Survival Date regarding the University Square Property.

                 (d) Not later than sixty (60) days prior to the University Square Closing Date, Buyer shall notify the applicable Seller in writing of those tenants of the University Square Property with respect to which it would like to obtain subordination, nondisturbance and attornment agreements, and shall provide the form of such agreement. The applicable Seller shall: (i) send the nondisturbance agreements to such tenants of the

University Square Property within five (5) days of such notice; (ii) send tenant estoppel certificates to all of the tenants of the University Square Property not later than fifty (50) days prior to the University Square Closing Date; and (iii) use commercially reasonable efforts to obtain executed copies of the nondisturbance agreements and tenant estoppel certificates; provided, however, that Buyer may not exercise any of its rights to terminate the Contract under SECTION 7.1(c) AND (f) of the P&S Agreement in the event that these agreements or certificates are not obtained.

                 (e) The applicable Seller shall, from the date hereof until the University Square Closing Date, deliver to Buyer within twenty
(20) days of the close of each calendar month its monthly operating report for the University Square Property in substantially the form previously delivered to Buyer.

           6.2   SALE OF NORTHLAKE PROPERTY.

                 (a) Buyer is obligated to purchase the Northlake Property for an amount equal to the Northlake Property Purchase Price, subject to the following:

                      (i) The applicable Seller shall send written notice to Buyer of its intent to sell the Northlake Property to Buyer (the "Northlake Put Notice") by no later than January 9, 2002. The Northlake Put Notice shall, in order to be effective, include a statement that updates that portion of the Disclosure Statement that pertains to the Northlake Property together with all relevant backup information and documentation; provided, however, that: (a) Buyer shall have no right to terminate the Contract as a result of the content of the updated statement; and (b) the applicable Seller shall have no duty to update the revised statement after delivery;

                      (ii) the closing with respect to the Northlake Property (the "Northlake Closing Date") shall occur on such date as determined by the Buyer which shall be no later than ninety (90) days following Buyer's receipt of the Northlake Put Notice, and Buyer shall send written notice of the Northlake Closing Date which, in order to be effective, must include a copy of Buyer's Firm Financing Commitment with respect to the Northlake Property (the "Northlake Closing Notice") to the applicable Seller no later than ten (10) business days prior to the Northlake Closing Date;

                      (iii) on the Northlake Closing Date, the applicable Seller shall deliver to Buyer those deliveries set forth in SECTIONS 9.1(b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o),
(p), (q), (r), (s), (v), (w), (x), (y) and (z) of the P&S Agreement as they relate to the Northlake Property;

                      (iv) on the Northlake Closing Date, the Buyer shall deliver to the applicable Seller those deliveries set forth in SECTIONS 9.3(a) and (d) of the P&S Agreement;

                      (v) on the Northlake Closing Date, the Buyer shall deliver to BSRT by wire transfer, to such account(s) as BSRT shall designate not less than three (3) business days prior to the Northlake Closing Date, the Northlake Property Purchase Price, provided that if the applicable Sellers have prior thereto completed the sale of the University Square Property and the Riverport Property (whether to Buyer or a Third Party), then Buyer shall deliver the amount by which the Northlake Property Purchase Price exceeds the Remaining Properties Downpayment, subject in either event to the prorations set forth in SECTION 10 of the P&S Agreement; and

                      (vi) on the Northlake Closing date, all references in the Contract to the Closing and/or the Closing Date shall be deemed to refer to the Northlake Closing Date but only in so far as those references pertain to the Northlake Property. If the Northlake Closing Date occurs in 2002, all references in SECTION 10.1(g) of the P&S Agreement to 2000 shall be deemed to refer to 2001 and all references in said Section to 2001 shall be deemed to refer to 2002.

                 (b) With respect to the Northlake Property, (i) the provisions of SECTION 7.1(d) of the P&S Agreement shall be inapplicable,
(ii) the representations in SECTION 6.2(g) of the P&S Agreement shall be inapplicable, and (iii) the inaccuracy of the representations in the following Sections of the P&S Agreement shall not give rise to any termination right on the part of Buyer pursuant to Section 19.1(b)(ii) of the P&S Agreement: the second sentence of Section 6.2(a) (except to the extent the Buyer is purchasing the Northlake Property subject to the Existing Indebtedness), the third sentence of Section 6.2(a) (but only if Buyer is acquiring the Northlake Property subject to the Existing Indebtedness), the fourth sentence of Section 6.2(a), Sections 6.2(b), (c),
(d), (e), (f), (h), (j), (k), (l), (m), (n), (o), (p) (but only to the extent such action, suit or proceeding does not affect the ability of the applicable Seller to consummate the transactions contemplated hereby), (q),
(r), (t), (u), (v) (except with respect to the Property involved), (w), (x) and (dd), and (iv) Buyer acknowledges that the Northlake Property is being sold "AS-IS," "WHERE-IS" and "WITH ALL FAULTS" with respect to its physical condition. Buyer shall have no claims against Sellers or BSRT following the Survival Date regarding the Northlake Property.

                 (c) The applicable Seller shall, from the date hereof until the earlier of: (i) the Northlake Closing Date; or (ii) the sale of the Northlake Property to a Third Party, deliver to Buyer within twenty
(20) days of the close of each calendar month its monthly operating report for the Northlake Property in substantially the form previously delivered to Buyer.

                 (d) Not later than forty-five (45) days after the Northlake Put Notice is received by Buyer, and in any event not later than the delivery of the Northlake Closing Notice, Buyer shall notify the applicable Seller in writing of those tenants of the Northlake Property with respect to which it would like to obtain subordination, nondisturbance and attornment agreements, and shall provide the form of such agreement. The applicable Seller shall: (i) send the nondisturbance agreements to such tenants of the Northlake Property within five (5) days of such notice; (ii) send tenant estoppel certificates to all of the tenants of the Northlake Property not later than fifty (50) days prior to the Northlake Closing Date; and (iii) use commercially reasonable efforts to obtain executed copies of the nondisturbance agreements and tenant estoppel certificates; provided, however, that Buyer may not exercise any of its rights to terminate the Contract under SECTION 7.1(c) AND (f) of the P&S Agreement in the event that these agreements or certificates are not obtained.

           6.3   SALE OF RIVERPORT PROPERTY.

                 (a) Buyer is obligated to purchase the Riverport Property for an amount equal to the Riverport Property Purchase Price, subject to the following:

                      (i) The applicable Seller shall send written notice to Buyer of its intent to sell the Riverport Property to Buyer (the "Riverport Put Notice") by no later than January 9, 2002. The Riverport Put Notice shall, in order to be effective, include a statement that updates that portion of the Disclosure Statement that pertains to the Riverport Property together with all relevant backup information and documentation; provided, however, that: (a) Buyer shall have no right to terminate the Contract as a result of the content of the updated statement; and (b) the applicable Seller shall have no duty to update the revised statement after delivery;

                      (ii) the closing with respect to the Riverport Property (the "Riverport Closing Date") shall occur on such date as determined by the Buyer which shall be no later than ninety (90) days following Buyer's receipt of the Riverport Notice, and Buyer shall send written notice of the Riverport Closing Date (the "Riverport Closing Notice") to the applicable Seller no later than ten (10) business days prior to the Riverport Closing Date;

                      (iii) on the Riverport Closing Date, the applicable Seller shall deliver to Buyer those deliveries set forth in SECTIONS 9.1(b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o),
(p), (q), (r), (s), (v), (w), (x), (y) and (z) of the P&S Agreement as they relate to the Riverport Property;

                      (iv) on the Riverport Closing Date, the Buyer shall deliver to the applicable Seller those deliveries set forth in SECTIONS 9.3(a) AND (d) of the P&S Agreement;

                      (v) on the Riverport Closing Date the Buyer shall deliver to BSRT by wire transfer, to such account(s) as BSRT shall designate not less than three (3) business days prior to the Riverport Closing Date, an amount equal to the Riverport Property Purchase Price, provided that if the applicable Sellers have prior thereto completed the sale of the University Square Property and the Northlake Property (whether to Buyer or a Third Party), then Buyer shall deliver the amount by which the Riverport Property Purchase Price exceeds the Remaining Properties Downpayment; and

                      (vi) on the Riverport Closing Date, all references in the Contract to the Closing and/or the Closing Date shall be deemed to refer to the Riverport Closing Date but only in so far as those references pertain to the Riverport Property. If the Riverport Closing Date occurs in 2002, all references in SECTION 10.1(g) of the P&S Agreement to 2000 shall be deemed to refer to 2001 and all references in said Section to 2001 shall be deemed to refer to 2002.

                 (b) With respect to the Riverport Property, (i) the provisions of SECTION 7.1(d) of the P&S Agreement shall be inapplicable,
(ii) the representations in SECTION 6.2(g) of the P&S Agreement shall be inapplicable, and (iii) the inaccuracy of the representations in the following Sections of the P&S Agreement shall not give rise to any termination right on the part of Buyer pursuant to Section 19.1(b)(ii) of the P&S Agreement: the second sentence of Section 6.2(a) (except to the extent the Buyer is purchasing the Riverport Property subject to the Existing Indebtedness), the third sentence of Section 6.2(a) (but only if Buyer is acquiring the Riverport Property subject to the Existing Indebtedness), the fourth sentence of Section 6.2(a), Sections 6.2(b), (c),
(d), (e), (f), (h), (j), (k), (l), (m), (n), (o), (p) (but only to the extent such action, suit or proceeding does not affect the ability of the applicable Seller to consummate the transactions contemplated hereby), (q),
(r), (t), (u), (v) (except with respect to the Property involved), (w), (x) and (dd), and (iv) Buyer acknowledges that the Riverport Property is being sold "AS-IS," "WHERE-IS" and "WITH ALL FAULTS" with respect to its physical condition. Buyer shall have no claims against Sellers or BSRT following the Survival Date regarding the Riverport Property.

                 (c) BSRT shall, from the date hereof until the earlier of: (i) the Riverport Closing Date; or (ii) the sale of the Riverport Property to a Third Party, deliver to Buyer within twenty (20) days of the close of each calendar month its monthly operating report for the Riverport Property in substantially the form previously delivered to Buyer.

                 (d) Not later than forty-five (45) days after the Riverport Put Notice is received by Buyer, and in any event not later than the delivery of the Riverport Closing Notice, Buyer shall notify the applicable Seller in writing of those tenants of the Riverport Property with respect to which it would like to obtain subordination, nondisturbance and attornment agreements, and shall provide the form of such agreement. The applicable Seller shall: (i) send the nondisturbance agreements to such tenants of the Riverport Property within five (5) days of such notice; (ii) send tenant estoppel certificates to all of the tenants of the Riverport Property not later than fifty (50) days prior to the Riverport Closing Date; and (iii) use commercially reasonable efforts to obtain executed copies of the nondisturbance agreements and tenant estoppel certificates; provided, however, that Buyer may not exercise any of its rights to terminate the Contract under SECTION 7.1(c) AND (f) of the P&S Agreement in the event that these agreements or certificates are not obtained.

           6.4   OPERATION OF NORTHLAKE PROPERTY.

                 (a) From the date hereof through and including the delivery of the Northlake Put Notice, Buyer:

                      (i) shall cease, desist and refrain from any and all due diligence activities in respect to the Northlake Property, including without limitation, communicating (written, oral or electronic) with tenants, property managers, leasing agents, potential acquirers, service providers and any other person or entity assisting in the operation of the Northlake Property, provided, however, that subject to SECTION 8.1 hereof, the foregoing shall not prevent Buyer from communicating with prospective investors or lenders or with the holder of the Existing Indebtedness with respect to the Northlake Property so long as in such communications Buyer represents that its obligation to purchase the Northlake Property is subject to the applicable Seller's right to sell same to a Third Party in accordance with this Second Amendment; provided, however, that the term "prospective investors" does not include persons or entities who may intend to acquire the Property;

                      (ii) shall not represent to any Third Party (in writing, orally or electronically) that it has any right to purchase the Northlake Property, that it has the Northlake Property "under contract", "under control", "tied up" or the like, and shall not attempt to solicit any interest in the purchase of the Northlake Property, in each case except and to the extent set forth in SECTION 6.4(a)(i) above; and

                      (iii) shall in writing (with a copy to BSRT) direct any broker retained by Buyer to cease all marketing activities with respect to the Northlake Property.

                 (b) For purposes of SECTION 8.3 of the P&S Agreement, a New Tenant Lease with respect to the Northlake Property shall mean any lease executed after the delivery of the Northlake Put Notice.

                 (c) From the delivery by the applicable Seller of the Northlake Put Notice until delivery by Buyer of the Northlake Closing Notice, the applicable Seller shall comply with the provisions of the third and fourth sentences of SECTION 8.3 of the P&S Agreement. Upon delivery of the Northlake Closing Notice, Buyer shall have those rights set forth in
SECTION 8.3 of the P&S Agreement regarding the absolute right to approve leases from and after the Due Diligence Date with respect to the Northlake Property.

           6.5   OPERATION OF RIVERPORT PROPERTY.

                 (a) From the date hereof through and including the delivery of the Riverport Put Notice, Buyer:

                      (i) shall cease, desist and refrain from any and all due diligence activities in respect to the Riverport Property, including without limitation, communicating (written, oral or electronic) with tenants, property managers, leasing agents, potential acquirers, service providers and any other person or entity assisting in the operation of the Riverport Property, provided, however, that subject to SECTION 8.2 hereof, the foregoing shall not prevent Buyer from communicating with prospective investors or lenders or with the holder of the Existing Indebtedness with respect to the Riverport Property so long as in such communications Buyer represents that its obligation to purchase the Riverport Property is subject to the applicable Seller's right to sell same to a Third Party in accordance with this Second Amendment; provided, however, that the term "prospective investors" does not include persons or entities who may intend to acquire the Property;

                      (ii) shall not represent to any Third Party (in writing, orally or electronically) that is has any right to purchase the Riverport Property, that it has the Riverport Property "under contract", "under control", "tied up" or the like, and shall not attempt to solicit any interest in the purchase of the Riverport Property, in each case except and to the extent set forth in SECTION 6.5(a)(i) above; and

                      (iii) shall in writing (with a copy to BSRT) direct any broker retained by Buyer to cease all marketing activities with respect to the Riverport Property.

                 (b) For purposes of SECTION 8.3 of the P&S Agreement, a New Tenant Lease with respect to the Riverport Property shall mean any lease executed after the delivery of the Riverport Put Notice.

                 (c) From the delivery by the applicable Seller of the Riverport Put Notice until delivery by Buyer of the Riverport Closing Notice, the applicable Seller shall comply with the provisions of the third and fourth sentences of SECTION 8.3 of the P&S Agreement. Upon delivery of the Riverport Closing Notice, Buyer shall have those rights set forth in
SECTION 8.3 of the P&S Agreement regarding the absolute right to approve leases from and after the Due Diligence Date with respect to the Riverport Property.

           6.6   OPERATION OF UNIVERSITY SQUARE PROPERTY.

                 (a) For purposes of SECTION 8.3 of the P&S Agreement, a New Tenant Lease with respect to the University Square Property shall mean any lease executed after the 90th day prior to University Square Closing Date.

                 (b) From and after the date which is ninety (90) days before the University Square Closing Date, the applicable Seller shall comply with the provisions of the third and fourth sentences of SECTION 8.3 of the P&S Agreement with respect to the University Square Property. From and after the date upon which Buyer delivers to Sellers or BSRT a Firm Financing Commitment with respect to the University Square Property, Buyer shall have those rights set forth in SECTION 8.3 of the P&S Agreement regarding the absolute right to approve leases from and after the Due Diligence Date with respect to the University Square Property.

     7.    PHASE II STUDIES.

           7.1 Attached hereto as Exhibit III is a list of Bulk Sale Properties with respect to which Buyer shall complete Phase II studies (the "Phase II Studies"). The following shall apply with respect to the Phase II Studies:

                 (a) Buyer shall, by April 30, 2001, send written notice to Sellers (the "Phase II Notice") of the determination of environmental conditions requiring remediation or abatement at any of the Bulk Sale Properties by environmental professionals retained by Buyer. The Phase II Notice shall describe the environmental conditions requiring remediation or abatement, and shall include (i) a copy of the report or other documentation which led to the identification of such environmental conditions, (ii) a description of the proposed plan of remediation or abatement for such environmental condition, and (iii) the estimated cost to implement the remediation or abatement plan, including all professional fees (such as consulting, engineering and legal fees of lender's counsel), administrative costs of any lender and governmental fees associated with such remediation or abatement (the "Estimated Plan Cost"). Any and all environmental issues that are not subject to a Phase II Notice delivered to Sellers on or before April 30, 2001 are deemed waived by Buyer, subject to Sellers' obligations as set forth in the first sentence of SECTION 8.1 of the P&S Agreement.

                 (b) With respect to each Bulk Sale Property which is identified in the Phase II Notice (each a "Contaminated Property"), the applicable Seller shall, on or before the applicable closing date (in Seller's sole discretion and at its sole cost and expense), either:

                      (i)   completely remediate or abate the
environmental conditions at the Contaminated Property in accordance with the remediation or abatement plan referred to in SECTION 7.1(a)(ii) above, and send to Buyer satisfactory evidence of the completion of such remediation or abatement;

                      (ii) pay to the Escrow Agent an amount equal to 150% of the Estimated Plan Cost (the "Remediation Escrow"); or

                      (iii) notify Buyer in writing of such Seller's intent to exclude the Contaminated Property from the sale of the Bulk Sale Properties, and reduce the amount of the purchase price for the Bulk Sale Properties by the amount allocated to the Contaminated Property on Schedule E to the P&S Agreement.

Notwithstanding the foregoing, (x) if the Estimated Plan Cost with respect to any Bulk Sale Property exceeds $500,000, Buyer may elect to exclude such Contaminated Property from the sale of the Bulk Sale Properties regardless of the election made by the applicable Seller, in which event the provisions of clause (iii) above shall apply, and/or (y) if the applicable Seller elects to exclude any Contaminated Property from the sale of the Bulk Sale Properties, Buyer may negate such election, by written notice given within ten (10) days after receipt of the applicable Seller's notice, in which event such Contaminated Property shall be conveyed to Buyer but without any abatement of the purchase price with respect thereto.

                 (c) Buyer shall be permitted to draw upon the Remediation Escrow only to pay invoices of unaffiliated entities related to the remediation or abatement of the environmental conditions of the Contaminated Property, and shall send to BSRT monthly a detailed accounting of the costs of such remediation or abatement. Upon Buyer's reasonable satisfaction as to the remediation or abatement of the environmental conditions of all Contaminated Properties, all remaining amounts in the Remediation Escrow shall be delivered to BSRT. If Buyer is not reasonably satisfied with the remediation or abatement of the environmental conditions of all Contaminated Properties by the Survival Date, on the Survival Date Buyer shall be entitled to 115% of the remaining cost of the remediation or abatement, as estimated by an environmental professional selected by Buyer and the applicable Sellers, or if Buyer and the applicable Sellers are unable to agree on such environmental professional prior to the Survival Date, as estimated by URS/Daimes & Moore, and the applicable Sellers shall be entitled to the remaining amounts in the Remediation Escrow.

     8.    AMENDMENT TO SECTION 18 OF THE P&S AGREEMENT.

           8.1 The restrictions imposed on BSRT and the Sellers regarding inquiries and negotiations as set forth in SECTION 18 of the P&S Agreement shall be suspended with respect to the Northlake Property from the date hereof until such time as BSRT delivers the Northlake Put Notice. Without limitation, the applicable Seller and BSRT shall have the absolute right, directly or indirectly, to solicit, initiate, encourage or take any action designed to facilitate the sale of the Northlake Property to any Third Party, the absolute right to participate in any discussions, marketing efforts and negotiations with respect to the Northlake Property, and the right to sell the Northlake Property to any Third Party in its sole discretion. Upon delivery of the Northlake Put Notice, BSRT and the applicable Seller shall immediately cease all marketing efforts with respect to the Northlake Property and SECTION 18 of the P&S Agreement shall be reinstated with respect to the Northlake Property. Until such time as BSRT delivers the Northlake Put Notice, Buyer shall not take any actions which are designed, or have the reasonable effect of, impeding or estopping the sale of the Northlake Property to a Third Party. If the applicable Seller conveys the Northlake Property to a Third Party, or if the Northlake Put Notice is not delivered to Buyer on or before January 9, 2002, Buyer shall have no further obligation to purchase the Northlake Property and all provisions of the Contract and this Second Amendment relating to the Northlake Property shall be null and void and of no further force or effect. For purposes of this Second Amendment, a "Third Party" shall include, without limitation, any person or entity affiliated with BSRT or any Seller.

     8.2 The restrictions imposed on BSRT and the Sellers regarding inquiries and negotiations as set forth in SECTION 18 of the P&S Agreement shall be suspended with respect to the Riverport Property from the date hereof until such time as BSRT delivers the Riverport Put Notice. Without limitation, the applicable Seller and BSRT shall have the absolute right, directly or indirectly, to solicit, initiate, encourage or take any action designed to facilitate the sale of the Riverport Property to any Third Party, and to participate in any discussions, marketing efforts and negotiations with respect to the Riverport Property, and to sell the Riverport Property to any Third Party in its sole discretion. Upon delivery of the Riverport Put Notice, BSRT and the applicable Seller shall immediately cease all marketing efforts with respect to the Riverport Property and SECTION 18 of the P&S Agreement shall be reinstated with respect to the Riverport Property. Until such time as BSRT delivers the Riverport Put Notice, Buyer shall not take any actions which are designed, or have the reasonable effect of, impeding or estopping the sale of the Riverport Property to a Third Party. If the applicable Seller conveys the Riverport Property to a Third Party, or if the Riverport Put Notice is not delivered to Buyer on or before January 9, 2002, Buyer shall have no further obligation to purchase the Riverport Property and all provisions of the Contract and this Second Amendment relating to the Riverport Property shall be null and void and of no further force or effect.

     9. LEASING BROKERAGE AGREEMENTS. On or before the New Closing Date, the applicable Sellers shall terminate all exclusive leasing brokerage agreements with respect to the Bulk Sale Properties and the University Square Property. On or before the Northlake Closing Date, the applicable Seller shall terminate all exclusive leasing brokerage agreements with respect to the Northlake Property. On or before the Riverport Closing Date, the applicable Seller shall terminate all exclusive leasing brokerage agreements with respect to the Riverport Property. Upon the termination by the applicable Seller of any exclusive leasing brokerage agreement, Sellers and BSRT hereby agree to indemnify, defend and hold Buyer harmless from claims for leasing commissions in respect of such agreements by the parties to such agreements except for those claims arising from the leases described on Exhibit IV attached hereto. The "Escrowed Amount" described in SECTION 16 of the P&S Agreement and the purchase price with respect to any Remaining Property shall be available to Buyer to satisfy any claims of indemnity of Buyer pursuant to this
SECTION 9; provided, however, that if Buyer elects to offset against the purchase price of any Remaining Property and the applicable Seller disputes Buyer's right to do so, Buyer shall deposit the amount of the offset with the Escrow Agent and thereafter the amount so deposited shall be deemed a part of the Escrowed Amount until such dispute is resolved.

     10. ASSIGNMENT OF AGREEMENT. On the New Closing Date, BSRT shall make a quit claim assignment in favor of Buyer of all of BSRT's rights under that certain On Site Access Profit Sharing Agreement, dated as of December 20, 2000, by and between BSRT and Brannen Goddard Company.

     11.   REAL ESTATE TAXES.

           11.1 Notwithstanding SECTION 10 of the P&S Agreement, real estate taxes with respect to the Bulk Sale Properties shall be prorated and adjusted on the New Closing Date based on the then most recent ascertainable tax bills. In addition, on or prior to December 19, 2001, BSRT and Buyer shall jointly prepare an estimate of the applicable Sellers' liability for anticipated increases in all accrued but not yet due taxes, based upon the best available information and reasonable assumptions. On such date, the applicable Sellers shall deposit in escrow with the Escrow Agent, to be held in accordance with the Escrow Agreement, the amount of such anticipated increases in all accrued but not yet due taxes (the "RET Escrow"). All interest earned on the RET Escrow shall be added to the RET Escrow.

           11.2 Notwithstanding SECTION 10 of the P&S Agreement, real estate taxes with respect to the University Square Property shall be prorated and adjusted on the University Square Closing Date based on the then most recent ascertainable tax bills. In addition, on or prior to the University Square Closing Date, BSRT and Buyer shall jointly prepare an estimate of the applicable Seller's liability for anticipated increases in all accrued but not yet due taxes, based upon the best available information and reasonable assumptions. On the University Square Closing Date, the applicable Seller shall deposit with the Escrow Agent the amount of such anticipated increases in all accrued but not yet due taxes, such amount to be added to the RET Escrow.

           11.3 Notwithstanding SECTION 10 of the P&S Agreement and provided that the applicable Seller does not sell the Northlake Property to a Third Party, real estate taxes with respect to the Northlake Property shall be prorated and adjusted on the Northlake Closing Date based on the then most recent ascertainable tax bills. In addition, on or prior to the Northlake Closing Date, BSRT and Buyer shall jointly prepare an estimate of the applicable Seller's liability for anticipated increases in all accrued but not yet due taxes, based upon the best available information and reasonable assumptions. On the Northlake Closing Date, the applicable Seller shall deposit with the Escrow Agent the amount of such anticipated increases in all accrued but not yet due taxes, such amount to be added to the RET Escrow.

           11.4 Notwithstanding SECTION 10 of the P&S Agreement and provided that the applicable Seller does not sell the Riverport Property to a Third Party, real estate taxes with respect to the Riverport Property shall be prorated and adjusted on the Riverport Closing Date based on the then most recent ascertainable tax bills. In addition, on or prior to the Riverport Closing Date, BSRT and Buyer shall jointly prepare an estimate of the applicable Seller's liability for anticipated increases in all accrued but not yet due taxes, based upon the best available information and reasonable assumptions. On the Riverport Closing Date, the applicable Seller shall deposit with the Escrow Agent the amount of such anticipated increases in all accrued but not yet due taxes, such amount to be added to the RET Escrow.

           11.5 After the Closing with respect to a Property and upon receipt of actual tax bills, the parties shall prepare a reconciliation of the actual tax bill to the estimate prepared in accordance with SECTION 11.1, 11.2, 11.3 OR 11.4 of this Second Amendment, as the case may be. If the amount owed by the applicable Seller exceeds the amount of the RET Escrow applicable to the Property previously owned by such Seller, the amount in the RET Escrow with respect to such Property shall be paid to Buyer and the applicable Seller shall pay the balance to Buyer from its own funds. If the amount owed by the applicable Seller is less than the amount of the RET Escrow applicable to the Property previously owned by such Seller, the amount owed by such Seller shall be paid to Buyer from the RET Escrow and the balance of the amount deposited in the RET Escrow by such Seller shall remain in the RET Escrow.

           11.6 In the event there remains unreconciled estimated real estate taxes on the date BSRT gives to Buyer the notice of pending liquidation as required by SECTION 16 of the P&S Agreement, Buyer shall be entitled to the amounts in the RET Escrow relating to the Properties with respect to which the real estate tax estimates are still unreconciled, the applicable Sellers shall be entitled to the remainder of the RET Escrow, and Escrow Agent is hereby authorized to pay such amounts to Buyer and the applicable Sellers without further notice.

           11.7 In the event Buyer and the applicable Sellers are unable to agree upon the applicable Sellers' liability for accrued but not yet due taxes as of the dates set forth in SECTIONS 11.1, 11.2, 11.3 AND/OR 11.4 of this Second Amendment, the parties shall submit such dispute for resolution to Ernst & Young or Fisk & Kart. The decision of such firm shall be binding upon the parties, and Buyer and BSRT shall share the costs and expenses of such firm equally.

           11.8 In the event Buyer receives a refund of real estate taxes for any Property for any tax year during which the applicable Seller owned such Property, Buyer shall pay to such Seller the portion of such refund, after deducting the expenses of obtaining such refund and any portion of such refund payable to the tenants of the applicable Property, which is applicable to the portion of such tax year during which the applicable Seller owned such Property. Within fifteen (15) days after request by any Seller (but in no event more than twice in any calendar year), and within fifteen (15) days after BSRT gives to Buyer the notice of pending liquidation as required by SECTION 16 of the P&S Agreement, Buyer shall certify to Sellers that Buyer does not owe Sellers any amounts pursuant to this SECTION 11.8 and/or that Buyer has paid to Sellers all amounts due pursuant to this SECTION 11.8, which certification shall be accompanied by any appropriate backup documentation.

     12.   LEASE ISSUES.

           12.1 Buyer hereby approves all of the leases attached hereto as Exhibit V (the "Approved Leases"), such that there shall be no adjustment on the New Closing Date pursuant to SECTION 8.3 of the P&S Agreement with respect to any Approved Lease.

           12.2 Sellers' requirement under SECTION 8.3 of the P&S Agreement to, following the Due Diligence Date, obtain Buyer's consent to all new leases as well as all modifications and extensions to existing leases, is hereby amended such that the requirement shall not commence until such time as Buyer delivers to the Escrow Agent the Additional Downpayment except with respect to any new lease, modification or extension where the total of the brokerage commission and any work allowance exceeds $100,000, in which case such consent shall be required from and after the date hereof.

     13. SECTION 16 AMENDMENT. The first sentence of SECTION 16 of the P&S Agreement is hereby amended such that the liquidation or dissolution of BSRT and the Sellers shall not occur less than five (5) months after the New Closing Date (as opposed to six (6) months after the Closing, as is set forth in the P&S Agreement).

     14. SECTION 1 AMENDMENT. Section 1(d)(vii) of the P&S Agreement is hereby deleted.

     15.   SECTION 5 AMENDMENT.

           15.1 Attached hereto as Exhibit VI is a list of the Permitted Exceptions. Notwithstanding the provisions of the fourth sentence of
Section 5.1 of the P&S Agreement, Buyer need not identify such affirmative title insurance as Buyer shall require prior to the Due Diligence Date.

           15.2 The brackets in the first sentence of SECTION 5.3 of the P&S Agreement (but not the clause within such brackets) are hereby deleted.

16.  SECTION 8 AMENDMENT.

           16.1 The estoppel certificates attached as Exhibit J to the P&S Agreement for the Northlake and Riverport Properties are hereby amended and restated in their entirety as Exhibit VII hereto.

           16.2 The estoppel certificate attached as Exhibit N to the P&S Agreement is hereby amended and restated in its entirety as Exhibit VIII hereto.

           16.3 The subordination, nondisturbance and attornment agreement attached hereto as Exhibit IX is the agreement referred to in
Section 8.4(c) of the P&S Agreement. All new leases and lease amendments entered into by the applicable Seller after the date hereof shall be accompanied by a subordination, nondisturbance and attornment agreement in such form. Sellers acknowledge receipt of the designation of tenants referred to in Section 8.4(c)(i) and (ii) of the P&S Agreement.

     17.   SECTION 19 AMENDMENT.

           17.1 The clause "and for such longer period as is reasonably required to so cure, provided that Sellers and/or BSRT have commenced such cure and are diligently pursuing same" beginning in the seventh line of
SECTION 19.1(b) of the P&S Agreement is hereby amended and restated to read "nor more than thirty (30) days".

           17.2 The clause "and for such longer period as is reasonably required to so cure, provided that Buyer has commenced such cure and are diligently pursuing same" beginning in the sixth line of SECTION 19.1(c) of the P&S Agreement is hereby amended and restated to read "nor more than thirty (30) days".

     18. EXHIBIT A AMENDMENT. Exhibit A to the P&S Agreement is hereby amended and restated in its entirety as set forth in Exhibit X attached hereto.

     19. EXHIBIT H AMENDMENT. Exhibit H to the P&S Agreement is hereby amended and restated in its entirety as set forth in Exhibit XI attached hereto.

     20. EXHIBIT T AMENDMENT. Exhibit T to the P&S Agreement is hereby amended and restated in its entirety as set forth in Exhibit XII attached hereto.

     21. BOARD OF TRUSTEES APPROVAL. BSRT hereby represents and warrants that its Board of Trustees has approved this Second Amendment on April 9, 2001.

     22. BUYER'S ACKNOWLEDGMENT AND RELEASE. Buyer hereby acknowledges that any and all rights it may have had pursuant to the Contract to purchase either or both of the Put Properties are hereby released and extinguished. These rights shall be reinstated, if at all, upon the delivery by the applicable Seller of the Northlake Put Notice or the Riverport Put Notice. Upon three (3) business days' request, provided that the relevant Put Notice has not been previously tendered, Buyer covenants to execute and deliver any document prepared at the applicable Seller's expense (in recordable form if required) which acknowledges that Buyer has relinquished all rights to purchase the relevant Property.

     23. EXECUTION. The parties hereto agree that this Second Amendment shall be valid and binding when executed and exchanged by telecopier provided that the parties shall promptly thereafter exchange original execution copies of this Second Amendment.


LIST OF EXHIBITS

Exhibit I        - Intentionally omitted

Exhibit II       - Intentionally omitted

Exhibit III      - Bulk Sale Properties Subject to Phase II Studies

Exhibit IV       - Leasing Brokerage Obligations of Buyer

Exhibit V        - Approved Leases Executed on and after January 8, 2001

Exhibit VI       - List of Permitted Exceptions

Exhibit VII      - Form of Ground Lease Estoppel Certificates for the
                   Riverport and Northlake Properties

Exhibit VIII     - Form of Tenant Estoppel Certificate

Exhibit IX       - Form of Subordination, Nondisturbance and
                   Attornment Agreement

Exhibit X        - Amended and Restated Exhibit A to the P&S Agreement

Exhibit XI       - Amended and Restated Exhibit H to the P&S Agreement

Exhibit XII      - Amended and Restated Exhibit T to the P&S Agreement

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.


                            BUYER:

                            DENHOLTZ MANAGEMENT CORPORATION

                            By:
                                  ------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                  ------------------------------



                            BSRT:

                            BANYAN STRATEGIC REALTY TRUST

                            By:
                                  ------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                  ------------------------------



                            SELLERS:

                            ALL SELLERS AS DEFINED ABOVE

                            By:
                                  ------------------------------
                                  Name:
                                  Title:
                                  Of the applicable Seller or the
                                  managing member or general partner
                                  or corporate trustee of the
                                  applicable Seller



                            ESCROW AGENT:

                            COMMONWEALTH LAND TITLE INSURANCE COMPANY

                            By:
                                  ------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                  ------------------------------